Exhibit 99.1

lululemon athletica inc. Updates Revenue and Earnings Expectations for the Fourth Quarter Ahead of the ICR Conference
Vancouver, British Columbia – January 12, 2026 – lululemon athletica inc. (NASDAQ:LULU) today announced that the Company now expects net revenue and diluted earnings per share for the fourth quarter of fiscal 2025 to be toward the high end of the previously guided ranges of $3.500 billion to $3.585 billion and $4.66 to $4.76, respectively.
There is no change to the Company’s previous guidance for gross margin, selling, general and administrative expenses, or the effective tax rate.
Meghan Frank, Chief Financial Officer, commented: "Based on our performance over the holiday period, we expect to achieve the higher end of our previously communicated fourth quarter net revenue and EPS guidance. We remain focused on executing our action plan to drive improvement in our U.S. business and look forward to the opportunities in front of us."
Management will be meeting with analysts and investors at the ICR Conference from January 12-14, 2026.
About lululemon athletica inc.
lululemon athletica inc. (NASDAQ:LULU) is a technical athletic apparel, footwear, and accessories company for yoga, running, training, and most other activities, creating transformational products and experiences that build meaningful connections, unlocking greater possibility and wellbeing for all. Setting the bar in innovation of fabrics and functional designs, lululemon works with yogis and athletes in local communities around the world for continuous research and product feedback. For more information, visit lululemon.com.
Forward-Looking Statements
This press release includes estimates, projections, statements relating to the Company's business plans, objectives, and expected operating results that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In many cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "outlook," "believes," "intends," "estimates," "predicts," "potential" or the negative of these terms or other comparable terminology. These forward-looking statements also include the Company's guidance and outlook statements. These statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation: the Company's ability to maintain the value and reputation of its brand; its highly competitive market and increasing competition; its ability to anticipate consumer preferences and successfully develop and introduce new, innovative and differentiated products; the acceptability of its products to guests; increasing costs and decreasing selling prices; its ability to accurately forecast guest demand for its products; its ability to expand in light of its limited operating experience and limited brand recognition in new international markets and new product categories; its ability to attract, manage, and retain highly qualified individuals; its ability to manage its growth and the increased complexity of its business effectively; changes in consumer shopping preferences and shifts in distribution channels; its leasing of retail and distribution space; seasonality; its ability to safeguard against security breaches with respect to its technology systems; its compliance with privacy and data protection laws; any material disruption of its information systems; its ability to have technology-based systems function effectively and grow its e-commerce business globally; changes to U.S. tariff and customs policy, including the elimination of the de minimis exemption; macroeconomic volatility, inflationary pressures, and shifts in consumer sentiment; global political and economic instability and related trade actions; changes to tariffs, customs rules, and other trade restrictions; changes in tax laws or unanticipated tax liabilities; its ability to comply with trade and other regulations; fluctuations in foreign currency exchange rates; global or regional health events such as the COVID-19 pandemic and related government, private sector, and individual consumer responsive actions; disruptions of its supply chain; its reliance on a relatively small number of vendors to supply and manufacture a significant portion of its products; suppliers or manufacturers not complying with its Vendor Code of Ethics or applicable laws; fluctuating costs of raw materials; its ability to deliver its products to the market and to meet guest expectations if it has problems with its distribution system; increasing labor costs and other factors associated with the production of its products in South Asia and South East

Asia; imitation by its competitors; its ability to protect its intellectual property rights; conflicting trademarks and patents and the prevention of sale of certain products; climate change and related pressures; heightened scrutiny and legal risks from competing pressures regarding ESG; its exposure to various types of litigation; and other risks and uncertainties set out in filings made from time to time with the United States Securities and Exchange Commission and available at www.sec.gov, including, without limitation, its most recent reports on Form 10-K and Form 10-Q. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.
Contacts
Investor Contacts:
lululemon athletica inc.
Howard Tubin
1-604-732-6124
or
ICR, Inc.
Joseph Teklits
1-203-682-8200
Media Contact:
lululemon athletica inc.
Madi Wallace
1-604-732-6124
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